SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 28, 2007


                      WORLDWATER & SOLAR TECHNOLOGIES CORP.
                      -------------------------------------

               (Exact Name of Registrant as specified in charter)

       Delaware                      0-16936                 33-0123045
     ------------                  -----------            ----------------
 (State or other jurisdic-        (Commission              (IRS Employer
   tion of incorporation)           File Number)         Identification No.)



     Pennington Business Park, 55 Rt. 31 South, Pennington, NJ      08534
   ------------------------------------------------------------    --------
            (Address of principal executive offices)              (Zip Code)




         Registrant's telephone number, including area code 609-818-0700



                            WorldWater & Power Corp.
                      ------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

     On September 28, 2007, WorldWater & Solar Technologies Corp., ("WORLDWATER") formerly known as WorldWater & Power Corp., entered into a Stock and Warrant Purchase Agreement with The Quercus Trust ("Quercus Trust"), pursuant to which The Quercus Trust purchased 7,500,000 shares of WorldWater's common stock, par value $0.001 per share, at a price of $1.782 per share, for aggregate proceeds of $13,365,000. Also on September 28, 2007, WorldWater issued to The Quercus Trust a Warrant to Purchase Common Stock which provides for the issuance of warrants to purchase 9,000,000 shares of WorldWater's common stock at an exercise price of $1.815 (the "Warrants"). The Warrants are subject to certain adjustments as more fully set forth in the Warrant to Purchase Common Stock. The Warrants are exercisable at the sole right and discretion of The Quercus Trust at any time and from time to time prior to March 28, 2013. The
Warrants also provide for an automatic conversion which requires the Quercus Trust to submit for exercise: (i) one half of the Warrants if, at any time after September 28, 2007, the closing price of WorldWater's common stock for five consecutive trading days exceeds $3.63 with an average volume of at least 2.8 million shares; and (ii) the balance of the Warrants if the closing price of WorldWater's common stock exceeds $3.63 with an average volume of at least 2.8 million shares on or after nine months thereafter.

     Prior to September 28, 2007, The Quercus Trust and its affiliates owned 21,592,500 shares of WorldWater common stock, representing approximately 12.2% of the equity ownership in WorldWater or 8.2% on a fully diluted basis. As of September 28, 2007, The Quercus Trust and its affiliates own approximately 16.4% of the equity ownership in WorldWater or 10.6% on a fully diluted basis. Copies of the Stock and Warrant Purchase Agreement, and the Warrant to Purchase Common Stock, are set forth in this report as Exhibits 10.1 and 10.2, respectively. The Board of Directors of WorldWater has approved the Stock and Warrant Purchase Agreement, and the Warrant to Purchase Common Stock.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

     As described in Item 1.01 above, and set forth in the Exhibits attached to this report, WorldWater entered into the Stock and Warrant Purchase Agreement, and the Warrant to Purchase Common Stock on September 28, 2007, pursuant to which WorldWater agreed to sell the following unregistered equity securities to the Quercus Trust: seven million five hundred thousand (7,500,000) units, each unit consisting of one share of common stock of WorldWater, par value $0.001 per share, and one warrant to purchase 1.2 shares of common stock of WorldWater ("WARRANTS"), in exchange for $13,365,000 (the "INVESTMENT"). Subject to certain terms and conditions of the Warrant to Purchase Common Stock, issued on September 28, 2007, the Warrants are exercisable at any time after the Issue Date. The exercise price of the Warrants is $1.815, and is subject to adjustment as described in the Warrant to Purchase Common Stock. Copies of the Stock and Warrant Purchase Agreement, and the Warrant to Purchase Common Stock, are set forth in this report as Exhibits 10.1 and 10.2, respectively.

     We have relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as a non-public offering, that involved a private sale of securities to a single investor.

     The transactions described in this report pertaining to the common stock and the Warrants did not involve any underwriting discounts or commissions.



ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number     Description
------     -----------

 10.1 Stock and Warrant Purchase Agreement between The Quercus Trust and WorldWater & Solar Technologies Corp.

 10.2      Warrant to Purchase Common Stock

 99.1 Press Release dated October 3, 2007, issued by WorldWater & Solar Technologies Corp.

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WORLDWATER & SOLAR TECHNOLOGIES CORP.



By:  /s/ Quentin T. Kelly
------------------------------------
Quentin T. Kelly
Chief Executive Officer

Date:  October 3, 2007

                              EXHIBIT INDEX


Exhibit
Number    Description
------    -----------

 10.1 Stock and Warrant Purchase Agreement between The Quercus Trust and WorldWater & Solar Technologies Corp.

 10.2     Warrant to Purchase Common Stock

 99.1 Press Release dated October 3, 2007, issued by WorldWater & Solar Technologies Corp.